Exhibit 99.1

Savoy Resources Announces Formal Retention of Archer Cathro, Addition to the Geological Team, Appearance at Upcoming Beijing Gold Show

    DENVER--(BUSINESS WIRE)--Nov. 8, 2004--Savoy Resources Corp.

    Savoy Formally Retains Archer Cathro & Associates

    Savoy (OTCBB:SVYR), for the first time, has formally retained Archer Cathro & Associates (1981) Limited as our Consulting Geologists. Archer Cathro, a highly respected geological firm, is working with Savoy's Chief Geologist and Mining Engineer, David Tenney, to oversee Savoy's exploration and development program in China, including our joint venture with the First Institute of Geology and Exploration of Heilongjiang Province.

    Another Addition to the Geological Team

    Douglas Eaton of Archer Cathro is the first member of Savoy's new Advisory Board. The purpose of the Advisory Board is to assist Savoy in the exploration and development of its mineral prospects. Mr. Eaton received a Bachelor of Science (Geology) from the University of British Columbia in 1980. He began his career in geology with Archer Cathro & Associates Limited in 1971 as a prospector. In l981, he became a partner in the firm when it was restructured to become Archer, Cathro & Associates (1981) Limited. Since the late 1980's, he has been a director and/or officer of a number of junior mining companies while continuing to work with Archer Cathro.
    During his career, Mr. Eaton has explored for a wide variety of commodities and deposit type minerals, primarily in the Yukon Territory of northwestern Canada. He has conducted, managed and supervised countless logistically challenging exploration programs. He has participated in numerous discoveries and development projects, including the Carmacks Copper, Casino, Golden Revenue, Nansen, Blende, Marg and Division Mountain deposits. He has also successfully operated small-scale mines in the Keno Hill Silver Camp. Mr. Eaton continues to manage Archer Cathro's Canadian operations and is overseeing its recent expansion into Mexico and China.

    Work Program Plans in China

    David Tenney, our Chief Geologist and Mining Engineer, together with management and Archer Cathro, is completing our staffing and hiring requirements for our projects in Heilongjiang Province for the start of our work programs. We expect to announce the long awaited details shortly.

    Chicago Gold Show

    The Company's senior management presented at the Chicago Natural Resource and Technology Conference and Exhibition, October 22 and 23. Mr. Slavik states: "I welcomed the opportunity to connect directly with many of our shareholders and the investment community on an individual basis. I believe our message of commitment and dedication to 'catching-up' was well received."

    Beijing Gold Show

    The Company's senior management will be attending the China Mining 2004 Conference in Beijing beginning November 15. Further details of the Conference can be found at http://www.miningnews.net/eventdetail.asp?eventid=1163

    About Savoy

    Through our joint venture company, the Heilongjiang Savoy Resources Co., Ltd., together with the First Institute of Geology and Exploration of Heilongjiang Province, China, Savoy Resources Corp. holds mineral rights for the Shishan Forest Gold Property and accesses the exploration and development of all minerals in Heilongjiang Province.
    Savoy has been given the first right of refusal, as a foreign company, to explore and develop any mineral property in the entire province and complete access to a geological database, developed over the past 50 years, that identifies precious and base metals, diamonds and other natural resources. The database includes comprehensive geological, geochemical, geophysical and drilling results data, as well as pre-feasibility and feasibility studies for mining on identified properties for the entire region. To date, the First Institute has reported the discovery of 120 deposits with 48 types of minerals, including high-grade gold, silver, copper, iron, coal, coalbed methane and diamonds.

    Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as Savoy "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated. Although Savoy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that the expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and Savoy does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

    For more information regarding Savoy please contact the Company at info@savoyresources.com or North America toll free 800-507-2869.

    CONTACT: Savoy Resources Corp.
             Therese Ramond, 800-507-2869